Exhibit 99.1

AMNEAL REPORTS FOURTH QUARTER AND FULL YEAR 2024 FINANCIAL RESULTS
‒ Full Year 2024 Performance Met or Exceeded All Financial Guidance Metrics –
‒ Q4 2024 Net Revenue of $731 million; GAAP Net Loss of $31 million; Diluted Loss per Share of $0.10 ‒
‒ Q4 2024 Adjusted Net Income(1) of $40 million, Adjusted EBITDA(1) of $155 million; Adjusted Diluted EPS(1) of $0.12 ‒

‒ Full Year 2024 Net Revenue of $2.79 billion; GAAP Net Loss of $117 million; Diluted Loss per Share of $0.38 ‒
‒ Full Year 2024 Adjusted Net Income(1) of $187 million; Adjusted EBITDA(1) of $627 million; Adjusted Diluted EPS(1) of $0.58 ‒

‒ Provides 2025 Financial Guidance of $3.0 to $3.1 billion in net revenue and $650 to $675 million in Adjusted EBITDA(1)(2) –

BRIDGEWATER, NJ, February 28, 2025 - Amneal Pharmaceuticals, Inc. (Nasdaq: AMRX) (“Amneal” or the “Company”) today announced its results for the fourth quarter and full year ended December 31, 2024.

“Amneal’s continued success in 2024 demonstrates our ability to drive sustainable growth through disciplined execution, continuous innovation, and strategic capital allocation. All three business segments achieved double-digit revenue growth, we successfully launched CREXONT®, and we reduced net leverage to 3.9x, which is one year ahead of our commitment to be below 4x. In 2025 and beyond, we are entering a new phase of growth by further expanding in high-growth areas such as Specialty, Biosimilars, and GLP-1 therapies. As a growing and diversified biopharmaceutical company, Amneal is well positioned to deliver substantial value creation for all our stakeholders,” said Chirag and Chintu Patel, Co-Chief Executive Officers.

Net revenue in the fourth quarter of 2024 was $731 million, an increase of 18% compared to $617 million in the fourth quarter of 2023. The increase was driven by Affordable Medicines(3) revenues growing 21% due to new product launches, biosimilars and multiple other complex products, AvKARE revenues growing 14% due to new product launches and Specialty revenues growing 16% driven by key branded products including CREXONT®. Net loss attributable to Amneal Pharmaceuticals, Inc. was $31 million in the fourth quarter of 2024 compared to a net loss of $99 million in the fourth quarter of 2023, which reflected the term loan refinancing in the prior year period. Adjusted EBITDA(1) in the fourth quarter of 2024 was $155 million, an increase of 9% compared to the fourth quarter of 2023, primarily due to strong revenue growth partially offset by higher spending in research and development and commercial initiatives to drive future growth. Diluted loss per share in the fourth quarter of 2024 was $0.10 compared to a loss of $0.40 for the fourth quarter of 2023, due to the aforementioned factors. Adjusted diluted EPS(1) in the fourth quarter of 2024 was $0.12 compared to $0.14 in the fourth quarter of 2023.

Net revenue for the year ended December 31, 2024 was $2.79 billion, an increase of 17% compared to $2.39 billion for the year ended December 31, 2023. Each of the business segments grew revenues double-digits in 2024 driven by the success of new product launches across the segments with Affordable Medicines(3) growing 15%, AvKARE growing 25% and Specialty growing 14%. Net loss attributable to Amneal Pharmaceuticals, Inc. was $117 million for the year ended December 31, 2024 compared to a net loss of $84 million for the year ended December 31, 2023, primarily due to higher operating income offset by higher interest expense. Adjusted EBITDA(1) for the year ended December 31, 2024 was $627 million, an increase of 12% compared to the prior year, reflective of strong revenue growth and consistent adjusted gross margins, partially offset by select investments in research and development and commercial initiatives for new products to drive future growth. Diluted loss per share for the year ended December 31, 2024 was $0.38 compared to diluted loss per share of $0.48 for the year ended December 31, 2023, due to increased operating income more than offset by higher interest expense. Adjusted diluted EPS(1) in the year ended December 31, 2024 was $0.58, a decrease of 9% from $0.64 for the year ended December 31, 2023.

(1) See “Non-GAAP Financial Measures” below.
(2) The Company cannot provide a reconciliation between projected adjusted EBITDA and net income (loss), the most directly comparable measure in accordance with GAAP, without unreasonable efforts because it is unable to predict with reasonable certainty the ultimate outcome of certain significant items required for the reconciliation. The items include, but are not limited to, acquisition-related expenses, restructuring expenses and benefits, asset impairments, legal settlements, and other gains and losses. These items are uncertain, depend on various factors, and could have a material impact on GAAP reported results.
(3) During the fourth quarter of 2024, the Company changed the name of its Generics segment to “Affordable Medicines” to reflect the full product offering of the segment. The Affordable Medicines segment includes retail generics, injectables, biosimilars and international net revenues. The name change did not result in any change to the composition of the Company’s reportable segments and, therefore, did not result in any change to its historical results.

2025 Financial Guidance

	Full Year 2025 Guidance	Full Year 2024 Actuals
Net revenue	$3.0 billion - $3.1 billion	$2.79 billion
Adjusted EBITDA (1)	$650 million - $675 million	$627 million
Adjusted diluted EPS (2)	$0.65 - $0.70	$0.58
Operating cash flow	$255 million - $285 million	$295 million
Operating cash flow, excluding discrete items (3)	$280 million - $310 million	$348 million
Capital expenditures (4)	Approximately $100 million	$52 million
(1)Includes 100% of adjusted EBITDA from AvKARE. See also “Non-GAAP Financial Measures” below.
(2)Accounts for 35% non-controlling interest in AvKARE. Assumes weighted-average diluted shares outstanding of approximately 330 million for the year ending December 31, 2025, compared to weighted-average diluted shares outstanding of 321 million for the year ended December 31, 2024. See also “Non-GAAP Financial Measures” below for assumptions used in the calculation of weighted-average diluted shares.
(3)Excludes discrete items such as legal settlement payments. 2024 actuals exclude the final settlement payment for the Opana ER® antitrust litigation of $52 million.
(4)Reflects estimated capital expenditures, net of expected contributions from an alliance partner of $20 million.
Amneal’s 2025 estimates are based on management’s current expectations, including with respect to prescription trends, pricing levels, the timing of future product launches, the costs incurred and benefits realized of restructuring activities, and our long-term strategy. The Company’s financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The Company cannot provide a reconciliation between non-GAAP projections and the most directly comparable measures in accordance with GAAP without unreasonable efforts because it is unable to predict with reasonable certainty the ultimate outcome of certain significant items required for the reconciliation. The items include, but are not limited to, acquisition-related expenses, restructuring expenses and benefits, asset impairments, legal settlements, and other gains and losses. These items are uncertain, depend on various factors, and could have a material impact on GAAP reported results.

Conference Call Information

Amneal will host a conference call and live webcast at 8:30 am Eastern Time today, February 28, 2025, to discuss its results. The live webcast and presentation will be accessible through the Investor Relations section of the Company’s website at https://investors.amneal.com. To access the call through a conference line, dial (833) 470-1428 (in the U.S.) with access code 863159. A replay of the conference call will be posted shortly after the call. For a list of toll-free international numbers, visit this website: https://www.netroadshow.com/events/global-numbers?confId=77005.
About Amneal
Amneal Pharmaceuticals, Inc. (Nasdaq: AMRX), headquartered in Bridgewater, NJ, is a global biopharmaceutical company. We make healthy possible through the development, manufacturing, and distribution of a diverse portfolio of over 280 pharmaceutical products, primarily within the United States. In our Affordable Medicines segment, we are expanding across a broad range of complex product categories and therapeutic areas, including injectables and biosimilars. In our Specialty segment, we have a growing portfolio of branded pharmaceuticals focused primarily on central nervous system and endocrine disorders. Through our AvKARE segment, we are a distributor of pharmaceuticals and other products for the U.S. federal government, retail, and institutional markets. For more information, please visit www.amneal.com.
Cautionary Statement on Forward-Looking Statements
Certain statements contained herein, regarding matters that are not historical facts, may be forward-looking statements (as defined in the U.S. Private Securities Litigation Reform Act of 1995). Such forward-looking statements include statements regarding management’s intentions, plans, beliefs, expectations, financial results, or forecasts for the future, including among other things: discussions of future operations; expected or estimated operating results and financial performance; statements regarding our expansion into high-growth areas and statements regarding our positioning, including our ability to drive sustainable value creation, and other non-historical statements. Words such as “plans,” “expects,” “will,” “anticipates,” “estimates,” and similar words, or the negatives thereof, are intended to identify estimates and forward-looking statements.

The reader is cautioned not to rely on these forward-looking statements. These forward-looking statements are based on current expectations of future events, including with respect to future market conditions, company performance and financial results, operational investments, business prospects, new strategies and growth initiatives, the competitive environment, and other events. If the underlying assumptions prove inaccurate or known or unknown risks or uncertainties materialize, actual results could vary materially from the expectations and projections of the Company.

Such risks and uncertainties include, but are not limited to: our ability to successfully develop, license, acquire and commercialize new products on a timely basis; the competition we face in the pharmaceutical industry from brand and generic drug product companies, and the impact of that competition on our ability to set prices; our ability to obtain exclusive marketing rights for our products; the impact of illegal distribution and sale by third parties of counterfeit versions of our products or stolen products; the impact of negative market perceptions of us and the safety and quality of our products; our revenues are derived from the sales of a limited number of products, a substantial portion of which are through a limited number of customers; the continuing trend of consolidation of certain customer groups; our dependence on third-party suppliers and distributors for raw materials for our products and certain finished goods; the imposition of tariffs may adversely affect our business, results of operations and financial condition; legal, regulatory and legislative efforts by our brand competitors to deter competition from our generic alternatives; our dependence on information technology systems and infrastructure and the potential for cybersecurity incidents, and risks associated with artificial intelligence; the impact of a prolonged business interruption within our supply chain; our ability to attract, hire and retain highly skilled personnel; risks related to federal regulation of arrangements between manufacturers of branded and generic products; our reliance on certain licenses to proprietary technologies from time to time; the significant amount of resources we expend on research and development; the risk of claims brought against us by third parties; risks related to changes in the regulatory environment, including U.S. federal and state laws related to government contracting, healthcare fraud abuse and health information privacy and security and changes in such laws; changes to Food and Drug Administration product approval requirements; the impact of healthcare reform and changes in coverage and reimbursement levels by governmental authorities and other third-party payers; our dependence on third-party agreements for a portion of our product offerings; our substantial amount of indebtedness and our ability to generate sufficient cash to service our indebtedness in the future, and the impact of interest rate fluctuations on such indebtedness; our potential expansion into additional international markets subjecting us to increased regulatory, economic, social and political uncertainties; our ability to identify, make and integrate acquisitions or investments in complementary businesses and products on advantageous terms; the impact of global economic, political or other catastrophic events; our obligations under a tax receivable agreement may be significant; and the high concentration of ownership of our class A common stock and the fact that we are controlled by the Amneal Group. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the Company’s filings with the Securities and Exchange Commission, including under Item 1A, “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and in its subsequent reports on Forms 10-Q and 8-K. Investors are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made. Forward-looking statements included herein speak only as of the date hereof and we undertake no obligation to revise or update such statements to reflect the occurrence of events or circumstances after the date hereof.
Non-GAAP Financial Measures
This release includes certain non-GAAP financial measures, including EBITDA, adjusted EBITDA, adjusted net income, adjusted diluted EPS, adjusted operating cash flow and net leverage, which are intended as supplemental measures of the Company’s performance that are not required by or presented in accordance with GAAP. Adjusted diluted EPS reflects diluted earnings per share based on adjusted net income, which is net loss adjusted to (A) exclude (i) non-cash interest, (ii) GAAP provision for income taxes, (iii) amortization, (iv) stock-based compensation expense, (v) acquisition, site closure expenses, and idle facility expenses, (vi) restructuring and other charges, (vii) loss on refinancing, (viii) charges related to certain legal matters, including interest, net, (ix) asset impairment charges, (x) change in fair value of contingent consideration, (xi) increase in tax receivable agreement liability, (xii) system implementation expense, (xiii) Reorganization expenses, (xiv) other and (xv) net income attributable to non-controlling interests not associated with our Class B common stock, and (B) includes non-GAAP provision for income taxes. Non-GAAP adjusted diluted EPS for the three months and year ended December 31, 2024 was calculated using the weighted average fully diluted shares outstanding of Class A common stock (inclusive of the effect of dilutive securities). Non-GAAP adjusted diluted EPS for the three months and year ended December 31, 2023 was calculated using the weighted average diluted shares outstanding of Class A common stock (inclusive of the effect of dilutive securities) and assuming all shares of Class B common stock were converted to shares of Class A common stock as of January 1, 2023. Adjusted EBITDA reflects net loss adjusted to exclude (i) interest expense, net, (ii) provision for income taxes, (iii) depreciation and amortization, (iv) stock-based compensation expense, (v) acquisition, site closure, and idle facility expenses, (vi) restructuring and other charges, (vii) loss on refinancing (viii) charges related to legal matters, net, (ix) asset impairment charges, (x) foreign exchange loss (gain), (xi) change in fair value of contingent consideration, (xii) increase in tax receivable agreement liability, (xiii) system implementation expense, (xiv) Reorganization expense, and (xv) other. Net leverage is calculated as net debt (total outstanding principal on the Company’s debt, less cash and cash equivalents), divided by adjusted EBITDA for the year or trailing twelve months then ended.

Management uses these non-GAAP measures internally to evaluate and manage the Company’s operations and to better understand its business because they facilitate a comparative assessment of the Company’s operating performance relative to its performance based on results calculated under GAAP. These non-GAAP measures also isolate the effects of some items that vary from period to period without any correlation to core operating performance and eliminate certain charges that management believes do not reflect the Company’s operations and underlying operational performance. The compensation committee of the Company’s board of directors also uses certain of these measures to evaluate management’s performance and set its compensation. The Company believes that these non-GAAP measures also provide useful information to investors regarding certain financial and business trends relating to the Company’s financial condition and operating results facilitates an evaluation of the financial performance of the Company and its operations on a consistent basis. Providing this information therefore allows investors to make independent assessments of the Company’s financial performance, results of operations, cash flows, net leverage and trends while viewing the information through the eyes of management.

These non-GAAP measures are subject to limitations. The non-GAAP measures presented in this release may not be comparable to similarly titled measures used by other companies because other companies may not calculate one or more in the same manner. Additionally, the non-GAAP performance measures exclude significant expenses and income that are required by GAAP to be recorded in the Company’s financial statements; do not reflect changes in, or cash requirements for, working capital needs; and do not reflect interest expense, or the requirements necessary to service interest or principal payments on debt. Further, our historical adjusted results are not intended to project our adjusted results of operations or financial position for any future period. To compensate for these limitations, management presents and considers these non-GAAP measures in conjunction with the Company’s GAAP results; no non-GAAP measure should be considered in isolation from or as alternatives to any measure determined in accordance with GAAP. Readers should review the reconciliations included below, and should not rely on any single financial measure to evaluate the Company’s business.

A reconciliation of each historical non-GAAP measure to the most directly comparable GAAP measure is set forth below.

Contact
Anthony DiMeo
VP, Investor Relations
anthony.dimeo@amneal.com

Amneal Pharmaceuticals, Inc.
Consolidated Statements of Operations
(unaudited; $ in thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Net revenue	$730,518	$616,981	$2,793,957	$2,393,607
Cost of goods sold	467,645	427,154	1,773,519	1,573,042
Gross profit	262,873	189,827	1,020,438	820,565
Selling, general and administrative	128,687	109,003	476,436	429,675
Research and development	54,265	46,086	190,714	163,950
In-process research and development impairment charges	—	30,800	—	30,800
Intellectual property legal development expenses	1,852	478	5,845	3,828
Restructuring and other charges	493	114	2,355	1,749
Change in fair value of contingent consideration	—	(13,710)	(930)	(14,497)
Charges related to legal matters, net	1,783	2,863	96,692	1,824
Other operating income	—	—	—	(1,138)
Operating income	75,793	14,193	249,326	204,374
Other (expense) income:
Interest expense, net	(61,662)	(59,548)	(258,595)	(210,629)
Foreign exchange (loss) gain, net	(7,661)	2,288	(6,846)	1,671
Loss on refinancing	—	(40,805)	—	(40,805)
Increase in tax receivable agreement liability	(23,961)	(1,217)	(50,680)	(3,124)
Other income, net	2,172	1,628	11,782	8,243
Total other expense, net	(91,112)	(97,654)	(304,339)	(244,644)
Loss before income taxes	(15,319)	(83,461)	(55,013)	(40,270)
Provision for income taxes	5,423	9,883	18,863	8,452
Net loss	(20,742)	(93,344)	(73,876)	(48,722)
Less: Net income attributable to non-controlling interests	(10,339)	(5,305)	(43,010)	(35,271)
Net loss attributable to Amneal Pharmaceuticals, Inc.	$(31,081)	$(98,649)	$(116,886)	$(83,993)

Net loss per share attributable to Amneal Pharmaceuticals, Inc.'s Class A common stockholders:
Basic and diluted	$(0.10)	$(0.40)	$(0.38)	$(0.48)
Weighted-average common shares outstanding(1):
Basic and diluted	309,850	243,711	308,978	176,136
(1)On November 7, 2023, the Company implemented a plan to reorganize and simplify its corporate structure by eliminating its umbrella partnership-C-corporation structure and converting to a more traditional C-corporation structure, whereby all stockholders hold their voting and economic interests directly through the public company (the “Reorganization”). Following the implementation of the Reorganization, all outstanding shares of Old PubCo Class A Common Stock and Old PubCo Class B Common Stock were exchanged for an equivalent number of shares of Class A common stock of the Company. Refer to Note 1. Nature of Operations and Note 8. (Loss) Earnings per Share to the consolidated financial statements in the Company’s 2023 Annual Report on Form 10-K for additional information.

Amneal Pharmaceuticals, Inc.
Condensed Consolidated Balance Sheets
(unaudited; $ in thousands)

	December 31, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$110,552	$91,542
Restricted cash	7,868	7,565
Trade accounts receivable, net	775,731	613,732
Inventories	612,454	581,384
Prepaid expenses and other current assets	80,717	82,685
Related party receivables	484	955
Total current assets	1,587,806	1,377,863
Property, plant and equipment, net	424,908	447,574
Goodwill	597,436	598,629
Intangible assets, net	732,377	890,423
Operating lease right-of-use assets	31,388	30,329
Operating lease right-of-use assets - related party	10,964	12,954
Financing lease right-of-use assets	56,433	59,280
Other assets	60,133	55,517
Total assets	$3,501,445	$3,472,569
Liabilities and Stockholders’ (Deficiency) Equity
Current liabilities:
Accounts payable and accrued expenses	$735,450	$534,662
Current portion of liabilities for legal matters	31,755	76,988
Revolving credit facility	100,000	179,000
Current portion of long-term debt, net	224,213	34,125
Current portion of operating lease liabilities	9,435	9,207
Current portion of operating lease liabilities - related party	3,396	2,825
Current portion of financing lease liabilities	3,211	2,467
Related party payables - short term	22,311	7,321
Total current liabilities	1,129,771	846,595
Long-term debt, net	2,161,790	2,386,004
Note payable - related party	—	41,447
Operating lease liabilities	24,814	24,095
Operating lease liabilities - related party	9,391	12,787
Financing lease liabilities	56,889	58,566
Related party payable - long term	50,900	11,776
Liabilities for legal matters - long term	85,479	316
Other long-term liabilities	26,949	29,679
Total long-term liabilities	2,416,212	2,564,670
Redeemable non-controlling interests	64,974	41,293
Total stockholders' (deficiency) equity	(109,512)	20,011
Total liabilities and stockholders' (deficiency) equity	$3,501,445	$3,472,569

Amneal Pharmaceuticals, Inc.
Consolidated Statements of Cash Flows
(unaudited; $ in thousands)

	Years Ended December 31,
	2024	2023
Cash flows from operating activities:
Net loss	$(73,876)	$(48,722)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	236,191	229,400
Unrealized foreign currency loss (gain)	7,191	(768)
Amortization of debt issuance costs and discount	29,097	11,548
Reclassification of cash flow hedge	(26,205)	(3,366)
Loss on refinancing	—	40,805
Intangible asset impairment charges	920	66,932
Change in fair value of contingent consideration	(930)	(14,497)
Stock-based compensation	27,768	26,822
Inventory provision	96,558	74,686
Other operating charges and credits, net	2,453	9,923
Changes in assets and liabilities:
Trade accounts receivable, net	(162,637)	126,289
Inventories	(130,530)	(126,182)
Prepaid expenses, other current assets and other assets	(959)	37,814
Related party receivables	482	(490)
Accounts payable, accrued expenses and other liabilities	235,135	(94,446)
Related party payables	54,441	9,829
Net cash provided by operating activities	295,099	345,577
Cash flows from investing activities:
Purchases of property, plant and equipment	(51,924)	(43,216)
Acquisition of intangible assets	(14,650)	(22,388)
Deposits for future acquisition of property, plant, and equipment	(8,416)	(3,585)
Proceeds from sale of subsidiary	11,994	—
Net cash used in investing activities	(62,996)	(69,189)
Cash flows from financing activities:
Payments of deferred financing, refinancing costs and debt extinguishment costs	(71)	(162,415)
Payments of principal on debt, revolving credit facility, financing leases and other	(188,918)	(414,080)
Proceeds from issuance of debt	—	217,732
Borrowings on revolving credit facility	48,000	219,000
Proceeds from exercise of stock options	1,154	451
Employee payroll tax withholding on restricted stock unit vesting	(7,952)	(2,378)
Tax distributions to non-controlling interest	(19,804)	(70,883)
Repayment of related party note	(44,200)	—
Net cash used in financing activities	(211,791)	(212,573)
Effect of foreign exchange rate on cash	(999)	65
Net increase in cash, cash equivalents, and restricted cash	19,313	63,880
Cash, cash equivalents, and restricted cash - beginning of period	99,107	35,227
Cash, cash equivalents, and restricted cash - end of period	$118,420	$99,107
Cash and cash equivalents - end of period	$110,552	$91,542
Restricted cash - end of period	7,868	7,565
Cash, cash equivalents, and restricted cash - end of period	$118,420	$99,107

Amneal Pharmaceuticals, Inc.
Non-GAAP Reconciliations
(unaudited, $ in thousands)

Reconciliation of Net Loss to EBITDA and Adjusted EBITDA

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Net loss	$(20,742)	$(93,344)	$(73,876)	$(48,722)
Adjusted to add (deduct):
Interest expense, net	61,662	59,548	258,595	210,629
Provision for income taxes	5,423	9,883	18,863	8,452
Depreciation and amortization	66,130	56,933	236,191	229,400
EBITDA (Non-GAAP)	$112,473	$33,020	$439,773	$399,759
Adjusted to add (deduct):
Stock-based compensation expense	7,209	5,974	27,552	26,822
Acquisition, site closure, and idle facility expenses (1)	538	1,186	2,112	7,017
Restructuring and other charges	493	114	2,265	1,650
Loss on refinancing	—	40,805	—	40,805
Charges related to legal matters, net (2)	1,783	2,863	96,692	11,824
Asset impairment charges (3)	176	67,228	1,372	70,107
Foreign exchange loss (gain)	7,661	(2,288)	6,846	(1,671)
Change in fair value of contingent consideration	—	(13,710)	(930)	(14,497)
Increase in tax receivable agreement liability	23,961	1,217	50,680	3,124
System implementation expense (4)	337	934	2,366	5,363
Reorganization expenses (5)	—	4,630	—	5,927
Other	626	175	(1,286)	1,984
Adjusted EBITDA (Non-GAAP)	$155,257	$142,148	$627,442	$558,214

Calculation of Net Leverage

	December 31, 2024	December 31, 2023
Term Loan Due 2025	$191,979	$191,979
Term Loan Due 2028	2,292,856	2,351,647
Amended New Revolving Credit Facility	100,000	179,000
Sellers Notes	—	44,200
Gross debt	$2,584,835	$2,766,826
Less: Cash and cash equivalents	110,552	91,542
Net debt (Non-GAAP) (6)	$2,474,283	$2,675,284

Adjusted EBITDA (Non-GAAP) for the year ended	$627,442	$558,214

Net leverage (Non-GAAP) (7)	3.9x	4.8x

Amneal Pharmaceuticals, Inc.
Non-GAAP Reconciliations
(unaudited; $ in thousands, except per share amounts)

Reconciliation of Net Loss to Adjusted Net Income and Calculation of Adjusted Diluted Earnings per Share

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Net loss	$(20,742)	$(93,344)	$(73,876)	$(48,722)
Adjusted to add (deduct):
Non-cash interest	183	1,016	1,735	7,017
GAAP provision for income taxes	5,423	9,883	18,863	8,452
Amortization	49,037	39,208	168,518	157,219
Stock-based compensation expense	7,209	5,974	27,552	26,822
Acquisition, site closure expenses, and idle facility expenses (1)	538	1,186	2,112	7,017
Restructuring and other charges	493	114	2,249	1,650
Loss on refinancing	—	40,805	—	40,805
Charges related to legal matters, including interest, net (2)	1,783	3,580	96,819	14,784
Asset impairment charges (3)	176	67,143	1,372	70,015
Change in fair value of contingent consideration	—	(13,710)	(930)	(14,497)
Increase in tax receivable agreement liability	23,961	1,217	50,680	3,124
System implementation expense (4)	337	934	2,366	5,363
Reorganization expenses (5)	—	4,630	—	5,927
Other	627	323	(1,286)	2,466
Provision for income taxes (8)	(18,262)	(17,563)	(66,278)	(60,014)
Net income attributable to non-controlling interests not associated with our class B common stock	(10,339)	(7,831)	(43,010)	(29,873)
Adjusted net income (Non-GAAP)	$40,424	$43,565	$186,886	$197,555
Weighted average diluted shares outstanding (Non-GAAP) (9)	324,099	314,986	320,645	310,234
Adjusted diluted earnings per share (Non-GAAP)	$0.12	$0.14	$0.58	$0.64

Amneal Pharmaceuticals, Inc.
Non-GAAP Reconciliations
(unaudited)

Explanations for Non-GAAP Reconciliations
(1)Acquisition, site closure, and idle facility expenses for the three months and year ended December 31, 2024 primarily included rent for vacated properties. Acquisition, site closure, and idle facility expenses for the three months and year ended December 31, 2023 primarily included site closure costs associated with the planned cessation of manufacturing at our Hauppauge, NY facility.
(2)For the year ended December 31, 2024, charges related to legal matters, net were primarily associated with a settlement in principle on the primary financial terms for a nationwide resolution to the opioids cases that have been filed and that might have been filed against the Company by political subdivisions and Native American tribes across the United States. For the three months ended December 31, 2023, charges related to legal matters, net were primarily comprised of a settlement of commercial antitrust litigation. For the year ended December 31, 2023, charges related to legal matters, net were primarily comprised of (i) charges associated with civil prescription opioid litigation, (ii) a settlement of a customer claim, (iii) a settlement of commercial antitrust litigation, and (iv) a settlement of a stockholder derivative lawsuit.
(3)Asset impairment charges for the three months and year ended December 31, 2023 were primarily associated with the write-offs of intangibles assets.
(4)System implementation expense for the three months and year ended December 31, 2024 and 2023 was primarily for the implementation of software to further integrate our acquired businesses.
(5)For the three months and year ended December 31, 2023, Reorganization expenses were comprised of professional fees.
(6)Net debt was calculated as the total outstanding principal on the Company’s debt less cash and cash equivalents.
(7)Net leverage was calculated by dividing net debt as of December 31, 2024 and 2023 by adjusted EBITDA for the years ended December 31, 2024 and 2023, respectively.
(8)The non-GAAP effective tax rates for the three months and year ended December 31, 2024 were 31.1% and 26.2%, respectively. The non-GAAP effective tax rates for the three months and year ended December 31, 2023 were 28.7% and 23.3%, respectively.
(9)Weighted average diluted shares outstanding for the three months and year ended December 31, 2024 consisted of fully diluted Class A common stock (inclusive of the effect of dilutive securities). Weighted average diluted shares outstanding for the three months and year ended December 31, 2023 consisted of fully diluted Class A common stock (inclusive of the effect of dilutive securities) and Class B common stock, as if all shares of Class B common stock were converted to Class A common stock as of January 1, 2023.

Amneal Pharmaceuticals, Inc.
Affordable Medicines Segment
Reconciliation of GAAP to Non-GAAP Operating Results (1)
(unaudited; $ in thousands)

	Three Months Ended December 31, 2024			Three Months Ended December 31, 2023
	As Reported	Adjustments	Non-GAAP	As Reported	Adjustments	Non-GAAP
Net revenue	$439,296	$—	$439,296	$363,037	$—	$363,037
Cost of goods sold (2)	261,196	(11,595)	249,601	221,861	(14,167)	207,694
Gross profit	178,100	11,595	189,695	141,176	14,167	155,343
Gross margin %	40.5%		43.2%	38.9%		42.8%

Selling, general and administrative (3)	33,915	(1,909)	32,006	30,734	(1,849)	28,885
Research and development (4)	48,598	(674)	47,924	33,663	(654)	33,009
In-process research and development impairment charges	—	—	—	26,500	(26,500)	—
Intellectual property legal development expenses	1,907	—	1,907	468	—	468
Charges related to legal matters, net	1,783	(1,783)	—	2,863	(2,863)	—
Operating income	$91,897	$15,961	$107,858	$46,948	$46,033	$92,981
(1)Operating results for the sale of Amneal products by AvKARE were included in our Affordable Medicines segment.
(2)Adjustments for the three months ended December 31, 2024 and 2023, respectively, were comprised of stock-based compensation expense ($0.9 million and $0.6 million), amortization expense ($10.6 million and $10.7 million), site closure and idle facility expenses (none and $0.7 million), asset impairment charges ($0.1 million and $2.3 million), and other (none and $(0.1) million).
(3)Adjustments for the three months ended December 31, 2024 and 2023, respectively, were comprised of stock-based compensation expense ($1.4 million and $1.2 million) and site closure costs ($0.5 million and $0.6 million).
(4)Adjustments for the three months ended December 31, 2024 and 2023 were comprised of stock-based compensation expense.

Amneal Pharmaceuticals, Inc.
Affordable Medicines Segment
Reconciliation of GAAP to Non-GAAP Operating Results (1)
(unaudited; $ in thousands)

	Year Ended December 31, 2024			Year Ended December 31, 2023
	As Reported	Adjustments	Non-GAAP	As Reported	Adjustments	Non-GAAP
Net revenue	$1,685,263	$—	$1,685,263	$1,471,401	$—	$1,471,401
Cost of goods sold (2)	1,011,363	(46,718)	964,645	913,869	(56,450)	857,419
Gross profit	673,900	46,718	720,618	557,532	56,450	613,982
Gross margin %	40.0%		42.8%	37.9%		41.7%

Selling, general and administrative (3)	129,578	(7,160)	122,418	119,912	(7,411)	112,501
Research and development (4)	171,771	(2,587)	169,184	132,233	(2,555)	129,678
In-process research and development impairment charges	—	—	—	26,500	(26,500)	—
Intellectual property legal development expenses	5,685	—	5,685	3,708	—	3,708
Restructuring and other charges	70	(70)	—	211	(112)	99
Charges (credit) related to legal matters, net (5)	96,692	(96,692)	—	(64)	(9,936)	(10,000)
Other operating income	—	—	—	(1,138)	—	(1,138)
Operating income	$270,104	$153,227	$423,331	$276,170	$102,964	$379,134
(1)Operating results for the sale of Amneal products by AvKARE were included in our Affordable Medicines segment.
(2)Adjustments for the years ended December 31, 2024 and 2023, respectively, were comprised of stock-based compensation expense ($3.6 million and $3.5 million), amortization expense ($41.8 million and $42.8 million), site closure and idle facility expenses (none and $4.9 million), asset impairment charges ($1.3 million and $5.2 million), and other (none million and $0.1 million).
(3)Adjustments for the years ended December 31, 2024 and 2023, respectively, were comprised of stock-based compensation expense ($5.1 million, and $5.2 million) and site closure expenses ($2.1 million and $2.2 million).
(4)Adjustments for the years ended December 31, 2024 and 2023 were comprised of stock-based compensation expense.
(5)Adjustment for the year ended December 31, 2024 was primarily associated with a settlement in principle on the primary financial terms for a nationwide resolution to the opioids cases that have been filed and that might have been filed against the Company by political subdivisions and Native American tribes across the United States.

Amneal Pharmaceuticals, Inc.
Specialty Segment
Reconciliation of GAAP to Non-GAAP Operating Results
(unaudited; $ in thousands)

	Three Months Ended December 31, 2024			Three Months Ended December 31, 2023
	As Reported	Adjustments	Non-GAAP	As Reported	Adjustments	Non-GAAP
Net revenue	$120,836	$—	$120,836	$104,481	$—	$104,481
Cost of goods sold (1)	59,537	(36,224)	23,313	79,023	(59,940)	19,083
Gross profit	61,299	36,224	97,523	25,458	59,940	85,398
Gross margin %	50.7%		80.7%	24.4%		81.7%

Selling, general and administrative (2)	30,129	(293)	29,836	20,243	(39)	20,204
Research and development (2)	5,667	(257)	5,410	12,423	(451)	11,972
In-process research and development impairment charges	—	—	—	4,300	(4,300)	—
Intellectual property legal development expenses	(55)	—	(55)	10	—	10
Restructuring and other charges	493	(493)	—	92	(92)	—
Change in fair value of contingent consideration (3)	—	—	—	(13,710)	13,710	—
Operating income	$25,065	$37,267	$62,332	$2,100	$51,112	$53,212

(1)Adjustments for the three months ended December 31, 2024 and 2023, respectively, were comprised of amortization expense ($36.2 million and $25.8 million) and asset impairment charges (none and $34.1 million).

(2)Adjustments for the three months ended December 31, 2024 and 2023 were comprised of stock-based compensation expense.

(3)Contingent consideration was recorded in connection with the acquisitions of (i) the baclofen franchise from certain entities affiliated with Saol International Limited and (ii) Kashiv Specialty Pharmaceuticals, LLC.

Amneal Pharmaceuticals, Inc.
Specialty Segment
Reconciliation of GAAP to Non-GAAP Operating Results
(unaudited; $ in thousands)

	Year Ended December 31, 2024			Year Ended December 31, 2023
	As Reported	Adjustments	Non-GAAP	As Reported	Adjustments	Non-GAAP
Net revenue	$445,749	$—	$445,749	$390,457	$—	$390,457
Cost of goods sold (1)	202,821	(117,573)	85,248	214,277	(137,811)	76,466
Gross profit	242,928	117,573	360,501	176,180	137,811	313,991
Gross margin %	54.5%		80.9%	45.1%		80.4%

Selling, general and administrative (2)	109,658	(1,048)	108,610	88,137	(688)	87,449
Research and development (2)	18,943	(1,058)	17,885	31,717	(1,785)	29,932
In-process research and development impairment charges	—	—	—	4,300	(4,300)	—
Intellectual property legal development expenses	160	—	160	120	—	120
Restructuring and other charges	1,517	(1,517)	—	1,105	(1,105)	—
Change in fair value of contingent consideration (3)	(930)	930	—	(14,497)	14,497	—
Operating income	$113,580	$120,266	$233,846	$65,298	$131,192	$196,490

(1)Adjustments for the years ended December 31, 2024 and 2023, respectively, were comprised of amortization expense ($117.6 million and $103.7 million) and asset impairment charges (none and $34.1 million).

(2)Adjustments for the years ended December 31, 2024 and 2023 were comprised of stock-based compensation expense.

(3)Contingent consideration was recorded in connection with the acquisitions of (i) the baclofen franchise from certain entities affiliated with Saol International Limited and (ii) Kashiv Specialty Pharmaceuticals, LLC.

Amneal Pharmaceuticals, Inc.
AvKARE Segment
Reconciliation of GAAP to Non-GAAP Operating Results (1)
(unaudited; $ in thousands)

	Three Months Ended December 31, 2024			Three Months Ended December 31, 2023
	As Reported	Adjustments	Non-GAAP	As Reported	Adjustments	Non-GAAP
Net revenue	$170,386	$—	$170,386	$149,463	$—	$149,463
Cost of goods sold	146,912	—	146,912	126,270	—	126,270
Gross profit	23,474	—	23,474	23,193	—	23,193
Gross margin %	13.8%		13.8%	15.5%		15.5%

Selling, general and administrative (2)	16,015	(3,546)	12,469	14,073	(3,764)	10,309
Operating income	$7,459	$3,546	$11,005	$9,120	$3,764	$12,884

(1)Operating results for the sale of Amneal products by AvKARE were included in our Affordable Medicines segment.

(2)Adjustments for the three months ended December 31, 2024 and 2023, respectively, were comprised of amortization expense ($3.6 million and $4.2 million) and other (none and $(0.4) million).

Amneal Pharmaceuticals, Inc.
AvKARE Segment
Reconciliation of GAAP to Non-GAAP Operating Results (1)
(unaudited; $ in thousands)

	Year Ended December 31, 2024			Year Ended December 31, 2023
	As Reported	Adjustments	Non-GAAP	As Reported	Adjustments	Non-GAAP
Net revenue	$662,945	$—	$662,945	$531,749	$—	$531,749
Cost of goods sold	559,335	—	559,335	444,896	—	444,896
Gross profit	103,610	—	103,610	86,853	—	86,853
Gross margin %	15.6%		15.6%	16.3%		16.3%

Selling, general and administrative (2)	60,709	(14,182)	46,527	55,341	(15,373)	39,968
Operating income	$42,901	$14,182	$57,083	$31,512	$15,373	$46,885

(1)Operating results for the sale of Amneal products by AvKARE were included in our Affordable Medicines segment.

(2)Adjustments for the years ended December 31, 2024 and 2023, respectively, were comprised of amortization ($14.2 million and $16.8 million) and other (none and $(1.4) million).